CERTIFICATION FILED AS EXHIBIT 19(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG BOSTON COMMON GLOBAL IMPACT FUND, AMG VERITAS GLOBAL REAL RETURN FUND, AMG SYSTEMATICA MANAGED FUTURES STRATEGY FUND AND AMG SYSTEMATICA TREND-ENHANCED MARKETS FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: June 5, 2026	/s/ Keitha L. Kinne
Keitha L. Kinne
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 19(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG BOSTON COMMON GLOBAL IMPACT FUND, AMG VERITAS GLOBAL REAL RETURN FUND, AMG SYSTEMATICA MANAGED FUTURES STRATEGY FUND AND AMG SYSTEMATICA TREND-ENHANCED MARKETS FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

3. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: June 5, 2026	/s/ Thomas Disbrow
Thomas Disbrow
Principal Financial Officer